Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA SELECTED TO PROVIDE PRIVATE LABEL AND CO-BRAND
CREDIT CARD SERVICES FOR SPORTSMAN’S WAREHOUSE, ENHANCING
CUSTOMER VALUE AND DRIVING TOP-LINE SALES

•	New program will create personalized experiences that extend the Sportsman’s Warehouse Loyalty Rewards Program, including providing cardmembers with special access to exclusive classes and events
•	Best-in-class capabilities to enable robust customer acquisition strategies, including use of in- store kiosks and tablets and Frictionless Mobile CreditSM

Columbus, Ohio, July 11, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio‑based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new long-term agreement to provide co-brand and private label credit card services for outdoor specialty retailer Sportsman’s Warehouse (NASDAQ:SPWH).

Sportsman’s Warehouse is focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Through its 93 retail locations and website, the brand provides a one-stop shopping experience that equips customers with the right quality, brand-name gear to maximize their enjoyment of the outdoors.

The Alliance Data card program will integrate with and enhance the existing Sportsman’s Warehouse Loyalty Reward Program value proposition, whose robust membership of nearly 2 million customers accounts for approximately 50% of the brand’s revenue today. The program will feature a simple acquisition process and allow cardmembers to earn points toward future purchases, which can be redeemed in-store or online. In-store kiosks and tablets will integrate with Sportsman’s consultative sales process to make it easy to apply for credit at multiple points throughout a store. Through Frictionless Mobile Credit, developed with patented technology, customers can also apply for credit conveniently from their mobile device with just a few keystrokes.

Sportsman’s Warehouse will have access to Alliance Data’s full suite of data-driven marketing services to drive brand loyalty and grow top-line sales. Alliance Data’s comprehensive data assets will also allow Sportsman’s Warehouse to understand customer shopping behavior within and outside the Sportsman’s Warehouse brand.

“We are so excited to be able to expand the value we offer our already loyal customer base,” said Robert Julian, chief financial officer of Sportsman’s Warehouse. “Alliance Data brings the expertise, capabilities and innovation we are looking for to increase customer engagement and grow top-line sales.”

"It is a privilege to partner with Sportman’s Warehouse, a brand that shares our commitment to the customer experience and the value that a card program can provide,” said Deb Decker, senior vice president and chief client officer of Alliance Data’s card services business. “Their well-defined market and sincere dedication to the customer creates an ideal environment for us to drive loyalty and sales together.”

About Sportsman’s Warehouse Holdings, Inc.
Sportsman's Warehouse is an outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

About Alliance Data’s card services business
Alliance Data’s card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry’s most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data’s card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.  In July 2019 Alliance Data completed the sale of its Epsilon® business to Publicis Groupe.

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Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives and the expected use of proceeds therefrom, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com